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                                                                    EXHIBIT 23.3


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, (No. 333-4278) of ANSYS, Inc. and Subsidiaries of our report dated March 16, 2000 relating to the financial statements of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 16, 2000